Exhibit 32.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Dennis Gershenson, President and Chief Executive Officer of Ramco Gershenson Properties Trust (the “Company”), hereby certify pursuant to Rule 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that to my knowledge:

1.
The Company’s Annual Report on Form 10-K/A for the period ended December 31, 2015, to which this statement is furnished as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 29, 2016	/s/ DENNIS GERSHENSON
Dennis Gershenson
President and Chief Executive Officer